                                                     Exhibit (12)
                                                     Commonwealth Edison Company
                                                     Form 10-Q File No. 1-1839



       Commonwealth Edison Company and Subsidiary Companies Consolidated
       -----------------------------------------------------------------

              Computation of Ratios of Earnings to Fixed Charges
                  and Ratios of Earnings to Fixed Charges and
             Preferred and Preference Stock Dividend Requirements
             -----------------------------------------------------

                            (Thousands of Dollars)

                                                                                                      Twelve Months Ended
                                                                                                  ----------------------------
Line                                                                                              December 31,   September 30,
No.                                                                                                   1995           1996
----                                                                                              ------------   -------------
  1       Net income before extraordinary item                                                    $    737,176   $     704,888
                                                                                                  ------------   -------------
  2       Net provisions for income taxes and investment tax credits deferred
  3           charged to--
  4              Operations                                                                       $    503,519   $     440,257
  5              Other income                                                                           (7,685)         (1,972)
                                                                                                  ------------   -------------
  6                                                                                               $    495,834   $     438,285
                                                                                                  ------------   -------------

  7       Fixed charges--
  8           Interest on debt                                                                    $    589,217   $     535,362
  9           Estimated interest component of nuclear fuel and
 10              other lease payments, rentals and other interest                                       73,003          69,603
 11           Amortization of debt discount, premium and expense                                        22,738          21,872
 12           Preferred securities dividend requirements of subsidiary trust                             4,428          16,960
                                                                                                  ------------   -------------
 13                                                                                               $    689,386   $     643,797
                                                                                                  ------------   -------------

 14       Preferred and preference stock dividend requirements--
 15           Provisions for preferred and preference stock dividends                             $     69,961   $      68,384
 16           Taxes on income required to meet provisions for
 17              preferred and preference stock dividends                                               45,945          44,842
                                                                                                  ------------   -------------

 18                                                                                               $    115,906   $     113,226
                                                                                                  ------------   -------------

 19       Fixed charges and preferred and preference stock
 20           dividend requirements                                                               $    805,292   $     757,023
                                                                                                  ------------   -------------

 21       Earned for fixed charges and preferred and preference stock
 22           dividend requirements                                                               $  1,922,396   $   1,786,970
                                                                                                  ------------   -------------

 23       Ratios of earnings to fixed charges (line 22 divided by line 13)                                2.79            2.78
                                                                                                          ====            ====

 24       Ratios of earnings to fixed charges and preferred and preference
 25           stock dividend requirements (line 22 divided by line 20)                                    2.39            2.36
                                                                                                          ====            ====